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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SDL, Inc. 1992 Stock Option Plan, and the SDL, Inc. 1995 Stock Option Plan of our report dated July 24, 2000 (except for Note 13, as to which the date is October 20, 2000) with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K/A) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                                          /s/  Ernst & Young LLP


San Jose, California
February 9, 2001